Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-187090), of Thermo Fisher Scientific Inc.,

(2)	Registration Statement (Form S-8 No. 33-51189), pertaining to the Thermo Electron Moneymatch Plus Plan of Thermo Fisher Scientific Inc.,

(3)	Registration Statement (Form S-8 No. 33-54347), pertaining to the Thermo Electron Moneymatch Plus Plan of Thermo Fisher Scientific Inc.,

(4)	Registration Statement (Form S-8 No. 333-127246), pertaining to the Thermo Electron Corporation 2005 Stock Incentive Plan of Thermo Fisher Scientific Inc.,

(5)
Registration Statement (Form S-8 No. 333-138577) pertaining to the Fisher Scientific International Inc. 1998 Equity and Incentive Plan, the  Fisher Scientific International Inc. 2001 Equity and Incentive Plan, Fisher Scientific International Inc. 2003 Equity and Incentive Plan, Fisher Scientific International Inc. 2005 Equity and Incentive Plan, as amended for awards granted on or after November 9, 2006, Sybron International Corporation 1999 Outside Directors’ Stock Option Plan, Sybron International Corporation Amended and Restated 1994 Outside Directors’ Stock Option Plan, Sybron Corporation 1993 Long-Term Incentive Plan, as Amended and Restated Through January 30, 1998, and the Apogent Technologies Inc. 2001 Equity Incentive Plan, of Thermo Fisher Scientific Inc.,

(6)	Registration Statement (Form S-8 No. 333-146068), pertaining to the Thermo Fisher Scientific Inc. 2007 Employees’ Stock Purchase Plan of Thermo Fisher Scientific Inc.,

(7)	Registration Statement (Form S-8 No. 333-148334), pertaining to the Fisher Hamilton LLC Retirement Savings Plan of Thermo Fisher Scientific Inc.,

(8)	Registration Statement (Form S-8 No. 333-152344), pertaining to the Thermo Fisher Scientific Inc. 2008 Stock Incentive Plan of Thermo Fisher Scientific Inc.,

(9)	Registration Statement (Form S-8 No. 333-161939), pertaining to the Thermo Fisher Scientific Inc. 401(k) Retirement Plan of Thermo Fisher Scientific Inc., and

(10)	Registration Statement (Form S-8 No. 333-188846), pertaining to the Thermo Fisher Scientific Inc. 2013 Stock Incentive Plan of Thermo Fisher Scientific Inc.;

of our report dated April 15, 2014, with respect to the consolidated financial statements of Life Technologies Corporation included in this Form 8-K/A of Thermo Fisher Scientific Inc.

/s/ Ernst & Young LLP

San Diego, CA
April 15, 2014